Exhibit 99.1

Zanco, President and CEO
For further information contact: Joe Zanco, President and CEO (337) 948-3033

Release Date:	October 28, 2021
For Immediate Release

CATALYST BANCORP, INC. ANNOUNCES 2021 THIRD QUARTER RESULTS

Opelousas, Louisiana – Catalyst Bancorp, Inc. (Nasdaq: “CLST”) (the “Company”), the parent company for St Landry Homestead Federal Savings Bank, N.A. (the “Bank”) (www.stlandryhomestead.com), reported financial results for the Bank for the third quarter of 2021. For the quarter, the Bank reported net income of $1.4 million, compared to $260,000 for the second quarter of 2021. The increase during the third quarter was primarily due to a Community Development Financial Institution (“CDFI”) Rapid Response Program grant recognized in non-interest income.

“Upon the successful completion of our IPO, we are now at the starting line for what we expect to be a demanding and highly productive season in our 98+ year history,” said Joe Zanco, President and Chief Executive Officer of the Company and the Bank.  “We’re focusing our investments on people and technology to build a bank known for fueling business and improving lives.”

Completion of Stock Offering

The Company completed its initial public offering of stock in connection with the Bank’s conversion from the mutual to the stock form of organization on October 12, 2021. The Company issued a total of 5,290,000 shares of its common stock (the “Common Stock”) for an aggregate of $52,900,000 in total offering proceeds, including shares sold to the Company’s employee stock ownership plan. Trading in the Common Stock commenced on the Nasdaq Capital Market on October 13, 2021 under the symbol “CLST”.

Loans and Credit Quality

Loans receivable totaled $136.7 million at September 30, 2021, down $3.6 million, or 2.5%, from June 30, 2021. The reduction was primarily due to principal repayments and payoffs on one- to four-family residential mortgage loans. Small Business Administration Paycheck Protection Program (“PPP”) loans, which are included in commercial and industrial loans, decreased $490,000 during the third quarter.  The remaining balance of PPP loans was $3.4 million at September 30, 2021.

The following table sets forth the composition of the Bank’s loan portfolio as of the dates indicated.

	September 30,	June 30,	Increase/Decrease
(Dollars in thousands)	2021	2021	Amount	Percentage
Real estate loans
One- to four-family residential	$88,595	$91,778	$(3,183)	(3)%
Commercial real estate	28,135	28,217	(82)	(-)
Construction & land	4,417	4,527	(110)	(2)
Multi-family residential	4,648	4,344	304	7
Farmland	26	27	(1)	(4)
Total real estate loans	125,821	128,893	(3,072)	(2)
Other loans
Consumer	4,912	4,667	245	5
Commercial and industrial	5,987	6,728	(741)	(11)
Total other loans	10,899	11,395	(496)	(4)
Total loans	$136,720	$140,288	$(3,568)	(3)%

Non-performing assets (“NPAs”) totaled $1.8 million at September 30, 2021, down $157,000, or 7.9%, compared to $2.0 million at June 30, 2021. The ratio of NPAs to total assets was 0.59% at September 30, 2021, compared to 0.83% at June 30, 2021. Nonperforming loans (“NPLs”) totaled $1.4 million at September 30, 2021, up $34,000 or 2.4%, compared to June 30, 2021. The ratio of NPLs to total assets was 0.46% at September 30, 2021, compared to 0.58% at June 30, 2021.

The following table summarizes the Bank’s non-performing assets as of the dates indicated.

	September 30,	June 30,	Increase/Decrease
(Dollars in thousands)	2021	2021	Amount	Percentage
Non-accruing loans	$1,264	$1,252	$12	1%
Accruing loans 90 days or more past due	165	143	22	15
Total non-performing loans	1,429	1,395	34	2
Real estate owned	399	590	(191)	(32)
Total non-performing assets	$1,828	$1,985	$(157)	(8)%

The Bank recorded net loan charge-offs of $3,000 during the third quarter of 2021, compared to net loan charge-offs of $27,000 for the second quarter of 2021. The Bank recorded no provision for loan losses for the third quarter of 2021, compared to a reversal of provision of $286,000 for the second quarter of 2021.

The ratio of the allowance for loan losses to total loans was 1.94% at September 30, 2021, compared to 1.89% at June 30, 2021.

Deposits

Total deposits were $249.5 million at September 30, 2021, up $71.9 million, or 40%, from June 30, 2021. The increase in total deposits was due to $72.9 million in cash received for subscriptions to purchase shares of the Company’s common stock in its initial public offering. The net proceeds of the initial public offering will be reflected in the Company’s shareholders’ equity at December 31, 2021.  The following table sets forth the composition of the Bank’s deposits as of the dates indicated.

	September 30,	June 30,	Increase/Decrease
(Dollars in thousands)	2021	2021	Amount	Percentage
Demand Deposits	$102,091	$28,720	$73,371	255%
Savings	25,147	24,911	236	1
Money Market	18,578	17,301	1,277	7
NOW	34,796	36,879	(2,083)	(6)
Certificates of Deposit	68,848	69,766	(918)	(1)
Total Deposits	$249,460	$177,577	$71,883	40%

Net Interest Income

Net interest income for the third quarter of 2021 was $1.7 million, down $149,000, or 8.2%, from the second quarter of 2021 primarily due to a decrease in PPP loan fee income of $104,000. The following table sets forth, for the periods indicated, the Bank’s total dollar amount of interest from average interest-earning assets and the resulting yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. All average balances are based on daily balances.

	Three Months Ended
	September 30, 2021			June 30, 2021
(Dollars in thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans receivable(1)	$134,370	$1,671	4.93%	$140,210	$1,865	5.34%
Investment securities	61,910	172	1.10	49,929	142	1.14
Other interest-earning assets	36,505	13	0.14	30,192	10	0.13
Total interest-earning assets	232,785	1,856	3.17	220,331	2,017	3.67
Non-interest-earning assets	20,361			17,595
Total assets	$253,146			$237,926
Interest-bearing liabilities:
Savings, NOW and money market accounts	81,650	26	0.12	78,600	26	0.13
Certificates of deposit	69,076	98	0.56	69,314	109	0.63
Total deposits	150,726	124	0.33	147,914	135	0.37
FHLB advances	8,966	68	3.04	8,898	69	3.07
Total interest-bearing liabilities	159,692	192	0.48	156,812	204	0.52
Non-interest-bearing liabilities	42,534			30,740
Total liabilities	202,226			187,552
Retained earnings	50,920			50,374
Total liabilities and retained earnings	$253,146			$237,926
Net interest-earning assets	$73,093			$63,519
Net interest income; average interest rate spread		$1,664	2.69%		$1,813	3.15%
Net interest margin(2)			2.84%			3.30%
Average interest-earning assets to average interest-bearing liabilities			145.77%			140.51%

(1)	Includes non-accrual loans during the respective periods. Calculated net of deferred fees and discounts, loans in-process and allowance for loan losses.
(2)	Equals net interest income divided by average interest-earning assets.

Non-interest Income

Non-interest income for the third quarter of 2021 was $2.0 million, up $1.8 million, or 966.2%, from the second quarter of 2021 due primarily to the receipt and recognition into income of a CDFI Rapid Response Program grant during the quarter totaling $1.8 million.

Non-interest Expense

Non-interest expense for the third quarter of 2021 totaled $1.9 million, down $84,000, or 4.2%, compared to the second quarter of 2021. The decrease primarily resulted from lower salaries and employee benefits and legal, accounting and consulting expenses, partially offset by higher occupancy and equipment and computer service expenses during the third quarter of 2021. During the second quarter of 2021, the Bank incurred a $50,000 loss, recorded in other non-interest expense, due to a wire transfer fraud.

This press release contains certain forward-looking statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of Catalyst Bancorp, Inc. and St. Landry Homestead Federal Savings Bank, and changes in the securities markets.  Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect changes in belief, expectations or events.

ST LANDRY HOMESTEAD FEDERAL SAVINGS BANK
STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)	(Unaudited)
	September 30,	June 30,	%	December 31,	%
(Dollars in thousands)	2021	2021	Change	2020	Change
ASSETS
Non-interest-bearing cash	$5,117	$6,426	(20)%	$5,507	(7)%
Interest-bearing cash and due from banks	95,287	22,661	320	19,738	383
Total cash and cash equivalents	100,404	29,087	245	25,245	298
Investment securities:
Securities available-for-sale, at fair value	49,682	41,856	19	20,730	140
Securities held-to-maturity	13,504	15,511	(13)	17,523	(23)
Loans receivable, net of unearned income	136,720	140,288	(3)	151,800	(10)
Allowance for loan losses	(2,646)	(2,649)	—	(3,022)	12
Loans receivable, net	134,074	137,639	(3)	148,778	(10)
Accrued interest receivable	511	558	(8)	564	(9)
Foreclosed real estate	399	590	(32)	415	(4)
Premises and equipment, net	6,658	6,545	2	5,489	21
Stock in Federal Home Loan Bank, at cost	1,398	1,398	—	1,394	—
Bank-owned life insurance	3,280	3,258	1	3,213	2
Other assets	1,653	1,887	(12)	1,337	24
TOTAL ASSETS	$311,563	$238,329	31%	$224,688	39%

LIABILITIES
Deposits:
Non-interest-bearing	$102,091	$28,720	255%	$26,169	290%
Interest-bearing	147,369	148,857	(1)	138,429	6
Total deposits	249,460	177,577	40	164,598	52
Advances from Federal Home Loan Bank	8,973	8,928	1	8,838	2
Other liabilities	1,130	1,092	3	719	57
TOTAL LIABILITIES	259,563	187,597	38	174,155	49

EQUITY
Retained earnings	52,270	50,837	3	50,426	4
Accumulated other comprehensive (loss) income	(270)	(105)	(157)	107	(352)
TOTAL EQUITY	52,000	50,732	3	50,533	3
TOTAL LIABILITIES AND EQUITY	$311,563	$238,329	31%	$224,688	39%

ST LANDRY HOMESTEAD FEDERAL SAVINGS BANK
STATEMENTS OF INCOME

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
(Dollars in thousands)	2021	2020	Change	2021	2020	Change
INTEREST INCOME
Loans receivable, including fees	$1,671	$1,971	(15)%	$5,344	$5,938	(10)%
Investment securities	172	182	(5)	434	475	(9)
Other	13	16	(19)	37	85	(56)
Total interest income	1,856	2,169	(14)	5,815	6,498	(11)
INTEREST EXPENSE
Deposits	124	231	(46)	414	738	(44)
Advances from Federal Home Loan Bank	68	199	(66)	204	596	(66)
Total interest expense	192	430	(55)	618	1,334	(54)
Net interest income	1,664	1,739	(4)	5,197	5,164	1
Provision for (reversal of) loan losses	—	600	(100)	(286)	665	(143)
Net interest income after provision for (reversal of) loan losses	1,664	1,139	46	5,483	4,499	22
NON-INTEREST INCOME
Service charges on deposit accounts	165	147	12	448	428	5
Gain on sale of fixed assets	—	—	—	24	16	50
Bank-owned life insurance	23	17	35	67	50	34
Federal community development grant	1,826	—	—	1,826	—	—
Other	11	24	(54)	37	51	(27)
Total non-interest income	2,025	188	977	2,402	545	341
NON-INTEREST EXPENSE
Salaries and employee benefits	1,084	945	15	3,331	2,832	18
Occupancy and equipment	215	178	21	598	490	22
Computer services	171	135	27	479	392	22
Legal, accounting and consulting	88	64	38	255	165	55
Foreclosed assets, net	39	220	(82)	74	271	(73)
ATM and debit card	48	38	26	137	111	23
Advertising and marketing	14	19	(26)	35	75	(53)
Directors’ fees	70	80	(13)	211	240	(12)
Other	154	158	(3)	456	424	8
Total non-interest expense	1,883	1,837	3	5,576	5,000	12
Income (loss) before income tax expense	1,806	(510)	454	2,309	44	5,148
Income tax expense (benefit)	373	(106)	452	465	33	1,309
NET INCOME (LOSS)	$1,433	$(404)	455%	$1,844	$11	16,664%

ST LANDRY HOMESTEAD FEDERAL SAVINGS BANK
SELECTED FINANCIAL DATA

	Three Months Ended
	September 30,		%		%
(Dollars in thousands)	2021	2020	Change	June 30, 2021	Change
Earnings Data
Total interest income	$1,856	$2,169	(14)%	$2,017	(8)%
Total interest expense	192	430	(55)	204	(6)
Net interest income	1,664	1,739	(4)	1,813	(8)
Provision for (reversal of) loan losses	—	600	(100)	(286)	100
Total non-interest income	2,025	188	977	190	966
Total non-interest expense	1,883	1,837	3	1,967	(4)
Income tax expense (benefit)	373	(106)	452	62	502
Net income (loss)	$1,433	$(404)	455	$260	451

Average Balance Sheet Data
Total assets	$253,146	$239,445	6%	$237,926	6%
Total interest-earning assets	232,785	224,303	4	220,331	6
Total loans	134,370	159,542	(16)	140,210	(4)
Total interest-bearing deposits	150,726	135,284	11	147,914	2
Total interest-bearing liabilities	159,692	160,284	(0)	156,812	2
Total deposits	191,060	161,293	18	177,749	7
Total equity	50,920	51,954	(2)	50,374	1

Selected Ratios
Return on average assets	0.57%	(0.17)%		0.11%
Return on average equity	2.81	(0.78)		0.52
Common equity Tier 1 capital ratio	38.94	39.30		41.92
Efficiency ratio	51.04	95.33		98.20
Average equity to average assets	20.11	21.70		21.17
Tier 1 leverage capital ratio	20.65	21.44		21.34
Total risk-based capital ratio	40.20	40.56		43.18
Net interest margin	2.84	3.08		3.30